EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-124569) and related prospectuses of Smart Online, Inc. (the “Company”) of our audit report dated March 30, 2012, with respect to the financial statements of  the Company included in the Company’s Annual Report on Form 10-K, for the years ended December 31, 2011 and 2010,  filed on March 30, 2012.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Raleigh, North Carolina
March 30, 2012